Source:  Internet Stock Market Resources, Inc.

Internet Stock Market Resources, Inc. Announces The Signing Of Masterpiece Technology Group, Inc As New Client

ST. PETERSBURG, Fla. Jan 24 PRNewswire -- Internet Stock Market Resources, Inc. is announcing the addition of Masterpiece Technology Group, Inc. (OTC Bulletin Board: MPTG) as the newest client to join ISMR's services.

Masterpiece Technology Group, Inc., an Ohio-based technology solution provider, is committed to identifying, funding, developing and managing emerging Web enabled technologies for the business-to-business and healthcare industries. Its clients include Merrill Lynch Credit Corporation, The Gillette Company, GMAC, Arbella Insurance, Boerhinger Ingelheim and LensCrafters. Masterpiece also owns Maplecrest, is headquartered in Danbury, Connecticut and has a regional office in Jacksonville, Florida.

To receive investor information please contact:  Anthem Communications
212-393-9360
Corporate Advisors:  Global Development Advisors  561-694-9425

For online investor information go to:
http://www.internetstockmarket.com/corpprof/m/mptg.html

To receive updates on ISMR's Emerging Companies subscribe at http://www.internetstockmarket.com/listed/inquiry.html

Internet Stock Market Resources, Inc. (OTC BB: ISMR) is an information exchange and web destination of choice for investors, researchers, analysts, brokers, media, etc. to obtain rapid up-to-date information on publicly traded companies. All information for MPTG has been supplied to ISMR through Global Development Advisors and Global Development Advisors has paid the necessary fees to ISMR for MPTG. Stock information and related financial material is included by ISMR at no extra charge.

Internet Stock Market Resources, Inc., herewith states that no other company mentioned in this release is related to Masterpiece Technology Group, Inc., or Global Development Advisors, nor is any company mentioned in this release related to Internet Stock Market Resources, Inc. except through normal business relationships. For information regarding Internet Stock Market Resources, Inc., contact: Budd Morris, Pres. Ph: 727.896.9696 or e-mail morrisb@internetstockmarket.com
Web Site: http://www.internetstockmarket.com

SAFE HARBOR -- Safe Harbor for Forward-Looking Statements: Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in the future periods to differ materially from forecasted results.